Exhibit 10.01

      SECOND ALLONGE TO PROMISSORY NOTE DATED NOVEMBER 19, 2010

Reference is hereby made to the Promissory Note dated November 19, 2010 (the “Note”) as amended by Allonge to Promissory Note dated September 27, 2011 by and between Blacksands Petroleum, Inc., a Nevada corporation (the “Company”) and the holder set forth on the signature page annexed hereto (the “Holder”).  Terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

The Company and the Holder hereby agree to amend the terms of the Note in accordance with the following terms:

1.	The initial reference to the maturity date of the Note shall be revised from May 1, 2013 to May 1, 2014.

2.	The first sentence of Section 2 of the Note shall be deleted in its entirety and replaced with the following:

“The outstanding principal balance of this Note together with all accrued but unpaid interest hereunder (the “Outstanding Balance”) shall be due and payable on May 1, 2014 (the “Maturity Date”).”

3.
On or before April 25, 2012, the Holder shall deliver to the Company, by wire transfer in immediately available funds, to an account specified by the Company, Five Hundred Thousand Dollars ($500,000) (the “Additional Loan”).

Upon receipt of the Additional Loan, all references to the principal sum of the Note shall automatically, without any action by either party, be revised to Three Million Dollars ($3,000,000).

The Company hereby agrees to the following terms which are part of this Allonge:

6. Net Proceeds Interest (“NPI”): The Company agrees to deliver to Holder and Holder shall receive from the Company Nine (9%) percent of the NPI on the property set out on the Security Agreement dated September 27, 2011 between the Company and the Holder and attached to and made a part of the Allonge to Promissory Note (“Security Agreement”). Notwithstanding anything to the contrary herein, the NPI shall be capped at 25% of the Outstanding Balance amount. In addition, if the Company pays the sum of the Note on or before May 1, 2013, the NPI shall be reduced to 4.5%.

Net Proceeds Interest is defined as the total net monies received from a sale or divestment of the Security Agreement property, by the Company, after deducting all associated and attributable costs (actual) to the Security Agreement property, including but not limited to the leasehold and associated land and legal costs and all capital expenses for drilling and tangible equipment associated therewith.  Also, the NPI shall be calculated after deducting value for all of the existing wellbores (including SWD wells) and production therefrom.

Dated: May 1, 2012
BLACKSANDS PETROLEUM, INC.

	By:	/s/ DAVID DEMARCO
Name: David DeMarco
Title: Chief Executive Officer

ACCEPTED AND AGREED:

SILVER BULLET PROPERTY HOLDINGS SDN BHD

By: /s/ DAVID DAWES
Name: David Dawes
Title: Director
Dated: May 1, 2012